UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2004

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signatures
Exhibit 99.1 Purchase Agreement
Exhibit 99.4 Press Release

Item 1.01. Entry Into a Material Definitive Agreement.

     On December 7, 2004, Dana Corporation (Dana) entered into a Purchase Agreement with Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of certain initial purchasers (the Representatives), for the sale of $450 million in principal amount of Dana’s 5.85% Senior Notes due 2015 (the Notes). The Purchase Agreement provides that the Notes will be sold to the initial purchasers without being registered under the Securities Act of 1933, as amended (the Securities Act). It further provides that the holders of the Notes will be entitled to the benefits of a registration rights agreement pursuant to which Dana will agree to file one or more registration statements with the Securities and Exchange Commission for the registration of the Notes (or Exchange Notes, as defined in the registration rights agreement) under the Securities Act. The registration rights agreement was executed by Dana and the Representatives on December 10, 2004. A copy of the text of the Purchase Agreement is attached to this Form 8-K as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     In connection with the sale of the Notes, on December 10, 2004, Dana entered into an indenture and a supplemental indenture (collectively, the Indenture) with Citibank N.A., as trustee, pursuant to which the Notes will be issued. The Indenture provides that Dana will pay 5.85% interest on the Notes semi-annually on July 15 and January 15 of each year, beginning July 15, 2005, and that the Notes will mature on January 15, 2015. The indenture also provides that Dana may redeem some or all of the Notes at any time at a make-whole redemption price described therein, and contains covenants that limit, among other things, the ability of Dana and its restricted subsidiaries to incur additional liens, engage in sale and leaseback transactions, and sell all or substantially all of their assets or merge with or into other companies. The indenture and supplemental indenture are listed under Item 9.01 below. Copies are not required to be filed with this Form 8-K.

Item 8.01. Other Events.

     On December 10, 2004, Dana issued a press release announcing that it had completed the sale of the Notes. A copy of that release is attached to this Form 8-K as Exhibit 99.4.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Purchase Agreement dated December 7, 2004

99.2	Indenture between Dana Corporation and Citibank N.A., Trustee, dated as of December 10, 2004. This exhibit is not filed. Dana agrees to furnish a copy of this exhibit to the Securities and Exchange Commission (the Commission) upon request.

99.3	First Supplemental Indenture between Dana Corporation and Citibank N.A., Trustee, dated as of December 10, 2004. This exhibit is not filed. Dana agrees to furnish a copy of this exhibit to the Commission upon request.

99.4	Press release of Dana Corporation dated December 10, 2004

2

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)

Date: December 10, 2004	By:	/s/ Michael L. DeBacker

	Name:	Michael L. DeBacker
	Title:	Vice President, General Counsel and Secretary

3